EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 033-53801) of American Express Company of our report dated June 22, 2020 relating to the financial statements and supplemental schedules of American Express Retirement Savings Plan, which appears in this Form 11-K.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
New York, New York
June 22, 2020